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                                                                    Exhibit 10.5

                              CONSULTING AGREEMENT


          THIS AGREEMENT MADE as of the 13th day of October, 2000.

BETWEEN:

          WESTLINKS RESOURCES LTD. a corporation with its offices in Calgary, Alberta and WESTLINKS INC., a corporation which carries on business in the United States of America
          (hereinafter collectively called "Westlinks")

                                      -and-

          WELLS GRAY RESORT & RESOURCES LTD., a corporation with its offices in Calgary, Alberta (hereinafter called the "Contractor")

WHEREAS:

A. Westlinks wishes to engage the Contractor to provide consulting and other services for a term of six months until April 13, 2001.

B. The Contractor's consulting services will include consultations regarding drilling, completion and equipping projects for Westlinks in Canada and the investigation of business opportunities for Westlinks Inc. in the United States.

C. The Contractor represents that it is an independent contractor capable of carrying on business for itself.

          THEREFORE THE PARTIES AGREE TO THE FOLLOWING:

1.        TERM OF ENGAGEMENT

          Westlinks agrees to engage the Contractor to provide services pursuant to this Agreement for a term of six months from October 13, 2000 to April 13, 2001.

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2.        INDEPENDENT CONTRACTOR

     a. The Contractor represents that the Contractor is in business for itself and that the Contractor is an independent contractor for the purpose of the Income Tax Act. Nothing contained in this Agreement shall be regarded or construed as creating any relationship (employer/employee, joint venture, association, or partnership) between the parties other than as set forth herein.

     b. The Contractor shall be free to devote to Contractor's consulting business such portion of Contractor's time, energy, efforts and skill as Contractor sees fit, and to perform Contractor's duties when and where Contractor sees fit, so long as Contractor provides the services set out in paragraph 3 below in a timely and professional fashion.

3.        CONTRACTOR'S SERVICES

     a. The Contractor shall provide services and consultations (the "Services") in regard to drilling, completion and equipping projects for Westlinks Resources Ltd. and will investigate business opportunities for Westlinks Inc. in the United States, and such other incidental matters and projects as may be assigned from time to time by the management of Westlinks.

     b. The Contractor shall provide the Services to the best of the Contractor's ability.

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4.        REMUNERATION

     a. Westlinks shall pay to the contractor the amount of $8,333.33 per month spent in performing the Contractor's Services pursuant to this Agreement.

     b. Westlinks shall also reimburse the Contractor for any out-of-pocket expenses incurred by the Contractor at the request of Westlinks. Prior to the reimbursement of such expenses, the Contractor is to prepare a detailed summary of the expenses incurred and submit it to Westlinks together with supporting receipts and other invoices. Expenses in the aggregate, which total more than $200 per month must be approved in advance by the Chief Operating Officer of Westlinks.

     c. The Contractor agrees to render a monthly invoice to Westlinks, in a form acceptable to Westlinks, for Services rendered and/or expenses incurred in that month. The invoice shall include GST, which is chargeable in respect of those Services, and include the GST number of the Contractor.

     d. The Contractor is responsible for deducting the applicable taxes on the remuneration and remitting the same to Revenue Canada as prescribed by law. Taxes includes federal and provincial income taxes, goods and services tax, Canada Pension Plan deductions and employment insurance premiums.

5.        TAX INDEMNIFICATION

          In the event that Revenue Canada, for whatever reason, seeks from the Contractor, or an employee of the Contractor, taxes on the Contractor's remuneration, the Contractor agrees to indemnify Westlinks, or any of its directors, officers and employees, the amount of any such taxes (including any applicable interest and penalties on the taxes)


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                                      -4-

within 30 days of Westlinks claiming such taxes from the Contractor. The Contractor further agrees that Westlinks may set off an equal amount of such taxes (including any applicable interest and penalties on the taxes) from any remuneration owed to the Contractor.

6.        TERMINATION

          In the event that the Contractor violates this Agreement, or otherwise fails to perform the Services in accordance with the terms of this Agreement, Westlinks may terminate this Agreement immediately and without notice for just case.

7.        CONTRACTOR FREE TO PROVIDE SERVICES TO OTHER PARTIES

          The Contractor is free to provide consulting and other services to the Contractor's own clients and to other parties during the Term of this Agreement, provided however, the Contractor shall ensure that the Contractor is able to provide the services pursuant to this Agreement in a professional and timely fashion. The Contractor also agrees not to perform services for the Contractor's own clients or other parties which may create a conflict of interest or interfere with the Contractor's duties pursuant to this Agreement.

8.        APPROVAL OF CAPITAL PROJECTS AND BUDGETS

     a. All capital projects, together with a capital budget, must be submitted and approved by the Board of Directors of Westlinks prior to proceeding with the project. Once the project and budget is approved by the Board, the Contractor is responsible for executing the projects. The Contractor's employees will report to Ed McFeely, the Executive Vice-President and Chief


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          Operating Officer of Westlinks who will be in charge of the operations, including field operations.

9.        NOTICE

     a. Any written notice required or permitted under this Agreement shall be given to the other party at the following address:

          NOTICE TO WESTLINKS:

          Westlinks Resources Ltd.
          Suite 700, 703 - 6th Avenue SW
          Calgary, Alberta T2P 0T9

          Attention: Mr. Edward C. (Ted) McFeely,
                     Executive Vice-President and CEO

          Notice to Contractor:

          Wells Gray Resort and Resources Limited,
          Box 176,
          Didsbury, Alberta  TOM OWO

          Attention: Tom Jacobsen

10.       AMERICOM'S CHEYENNE RIVER PROSPECT

          The Parties acknowledge that Westlinks was advised of the opportunity to participate in Americom's Cheyenne River Prospect project, but Westlinks has declined this opportunity. Westlinks agrees that the Contractor, Tom Jacobsen, or their designate, may pursue this project and this does not place the Contractor, Tom Jacobsen, or their designate, in any conflict of interest with Westlinks.

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11.       CONFIDENTIALITY

          The Contractor acknowledges that it will acquire information about certain matters and things which are confidential to Westlinks, and which is the exclusive property of Westlinks, including:

     a.   information regarding Westlinks lands and projects;

     b.   information regarding capital budgets;

     c.   information regarding partners;

     d.   personnel information about employees and contractors of Westlinks;

     e.   information about suppliers and service providers.

          The Contractor acknowledges that this confidential information could be used to the detriment of Westlinks. Therefore the Contractor undertakes to treat confidentially all information and agrees not to disclose this information to any third party either during the term of this agreement, except as may be necessary in the proper discharge of the Contractor's duties under this Agreement, or after the date of termination of this Agreement, however caused, except with the written permission of the Chief Operating Officer or the Chairman of the board of directors of Westlinks. Each of the Contractor's employees will sign a confidentiality agreement in the form attached hereto as Schedule "A".

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12.       WESTLINKS PROPERTY

          All equipment, files, forms, client and supplier lists, materials, written correspondence, communications, reports, proposals, specifications, project proposals, drawings, blueprints, sketches, materials, equipment and any other documents or property (whether in written or electronic form) pertaining to the business of Westlinks which may come into the possession or control of the Contractor, is Westlinks' property at all times. The Contractor agrees to promptly return all of this property to Westlinks following termination or completion of the Term of this Agreement.

13.       ARBITRATION

          In the event of any dispute between the Contractor (or the Contractor's employees) and Westlinks the parties agree that it will be resolved before a single arbitrator pursuant to the provisions of the Arbitration Act (Alberta). In addition to any other appropriate remedy, the arbitrator shall award costs (including the costs of the arbitration and reasonable solicitor and client legal fees) to the successful party in the arbitration. The decision of the arbitrator will be final and binding on the parties.

14.       MISCELLANEOUS

     a. This Agreement contains the entire understanding and agreement between the parties.

     b. This Agreement shall be governed by the laws of the Province of Alberta and the federal laws of Canada applicable therein.

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     c.   The invalidity or unenforceability of any particular provision of this
          Agreement shall not affect any other provision thereof, and this Agreement shall be construed as though such invalid or unenforceability provision were omitted.

IN WITNESS WHEREOF the parties have executed this Agreement with effect from the date first written above.


                                         WESTLINKS RESOURCES LTD.
                                         AND WESTLINKS INC.

                                         Per: /signed/ "E.C. McFeely"
                                              ---------------------------------

                                         Per: /signed/ "Marcia L. Johnston"
                                              ----------------------------------

                                         WELLS GRAY RESORT AND
                                         RESOURCES LIMITED

                                         Per: /signed/ "Thomas J. Jacobsen"
                                              ----------------------------------


                                         Per:
                                              ----------------------------------

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                                  SCHEDULE "A"


          I, Thomas J. Jacobsen, an employee of Wells Gray Resort and Resources Limited, am providing consulting services to Westlinks Resources Limited and Westlinks Inc. pursuant to a Consulting Agreement between Wells Gray and Westlinks dated October 13th, 2000. I acknowledge that I will acquire information about certain matters and things which are confidential to Westlinks, and which is the exclusive property of Westlinks, including:

     (a)  information regarding Westlinks lands and projects;

     (b)  information regarding capital budgets;

     (c)  information regarding partners;

     (d)  personnel information about employees and contractors of Westlinks;

     (e)  information about suppliers and service providers.

          I acknowledge that this confidential information could be used to the detriment of Westlinks. Therefore I undertake to treat confidentially all information and agree not to disclose this information to any third party either during the term of this agreement, except as may be necessary in the proper discharge of my consulting duties, or after the date of termination of my consulting services, however caused, except with the written permission of the Chief Operating Officer or the Chairman of the Board of Directors of Westlinks.

          All equipment, files, forms, client and supplier lists, materials, written correspondence, communications, reports, proposals, specifications, project proposals, drawings, blueprints, sketches, materials, equipment and any other documents or property (whether in written or electronic form) pertaining to the business of Westlinks which may come into my possession or control, is Westlinks property at all times. I agree to promptly return all of this property to Westlinks following termination or completion of the project.




/signed/ "E.C.McFeely"                             /signed/ "Thomas J. Jacobsen"
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      Witness                                                Employee

                                                        Thomas J. Jacobsen
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                                                           [print name]